UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BlackRock Muni Intermediate Duration Fund, Inc.

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings Investment Quality Fund

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings New York Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniVest Fund II, Inc.

BlackRock MuniVest Fund, Inc.

BlackRock MuniYield California Fund, Inc.

BlackRock MuniYield California Quality Fund, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Michigan Quality Fund, Inc.

BlackRock MuniYield New Jersey Fund, Inc.

BlackRock MuniYield New York Quality Fund, Inc.

BlackRock MuniYield Pennsylvania Quality Fund

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SUPPLEMENT TO JOINT PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF SHAREHOLDERS OF

BlackRock Muni Intermediate Duration Fund, Inc.

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings Investment Quality Fund

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings New York Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniVest Fund II, Inc.

BlackRock MuniVest Fund, Inc.

BlackRock MuniYield California Fund, Inc.

BlackRock MuniYield California Quality Fund, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Michigan Quality Fund, Inc.

BlackRock MuniYield New Jersey Fund, Inc.

BlackRock MuniYield New York Quality Fund, Inc.

BlackRock MuniYield Pennsylvania Quality Fund

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

The following information relates to the joint proxy statement (the “Proxy Statement”) of the BlackRock Closed-End Funds listed above (each, a “Fund”), dated June 8, 2021, furnished to shareholders of each Fund in connection with the joint annual meeting of shareholders that will be held on Thursday, July 29, 2021, at 10:30 a.m. (Eastern time) (the “Annual Meeting”).

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and in the proxy cards furnished with the Proxy Statement remains accurate and should be considered in voting your shares. Capitalized terms not otherwise defined in this Supplement have the same meanings as in the Proxy Statement.

July 20, 2021

Dear Shareholder:

We would like to assure you of our commitment to ensuring that the Annual Meeting provides shareholders with a meaningful opportunity to participate, including the ability to ask questions of the Boards and management. To support these efforts, we will:

•	Provide for shareholders to begin logging into the Annual Meeting at 10:00 am, Eastern time on Thursday, July 29, 2021, thirty minutes in advance of the Annual Meeting.

•

Permit shareholders attending the Annual Meeting to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

•	Engage with and respond to shareholders who ask questions relevant to Annual Meeting matters that are not answered during the Annual Meeting due to time constraints.

•

Provide the ability for participating shareholders who hold Fund shares in their name to vote or revoke their prior vote at the Annual Meeting by following the instructions that will be available on the meeting website during the Annual Meeting. Participating shareholders who are beneficial shareholders (that is if they hold Fund shares through a bank, broker, financial intermediary or other nominee) will not be able to vote at the Annual Meeting unless they have registered in advance to attend the Annual Meeting, as discussed in the Proxy Statement.

If your shares in a Fund are registered in your name, you may attend and participate in the Annual Meeting at www.meetingcenter.io/230018140 by entering the control number found in the shaded box on your proxy card and the password BLKA2021. If you are a beneficial shareholder of a Fund (that is if you hold your shares of a Fund through a bank, broker, financial intermediary or other nominee) and want to attend the Annual Meeting, you must register in advance of the Annual Meeting, as described in the Proxy Statement.

The Proxy Statement is available at www.proxy-direct.com/blk-32128.

Your vote is important. We welcome all shareholders to join and participate in the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to provide voting instructions by one of the methods discussed in the Proxy Statement.

If you need more information, or have questions about voting, please call Georgeson LLC, the Funds’ proxy solicitor, toll free at 1-866-328-5445.

Sincerely,

Janey Ahn

Secretary of the Funds

40 East 52nd Street, New York, NY 10022